                                                                  EXHIBIT 3.4

It was duly moved, seconded, and unanimously passed, to adopt the following resolutions amending CBI's By-Laws to eliminate the two nominating committees:

                           RESOLUTIONS OF BOARD OF DIRECTORS OF
                              CALIFORNIA BANCSHARES, INC.

          WHEREAS, the By-Laws of California Bancshares, Inc. (the "Corporation ") provide for two nominating committees to nominate candidates for the Board of Directors;

          WHEREAS, the Board of Directors no longer deems necessary to have two nominating committees;

          NOW, THEREFORE, IT IS HEREBY

          RESOLVED that Article III, Section 1, Paragraph Sixth of the By-Laws is amended by deleting therefrom the phrase "and the below defined Nominating Committees."

          FURTHER RESOLVED that Article III, Section 1 of the By-Laws is hereby amended by deleting Paragraph Seven, providing for two nominating committees, in its entirety.

          FURTHER RESOLVED that Article III, Section 15 of the By-Laws, providing for the designation, nomination of members and operation of two nominating committees, is deleted in its entirety and shall be replaced by the designation "SECTION 15 (Intentionally Omitted)."

          FURTHER RESOLVED that Article III, Section 17, Paragraph (b)(vii) of the By-Laws is deleted in its entirety.

          FURTHER RESOLVED that Article III, Section 17, Paragraph (b)(viii) of the By-Laws is redesignated Paragraph (b)(vii) and amended by deleting the phrase "or any member of either of the nominating Committees."

          FURTHER RESOLVED that Article III, Section 17, Paragraph (b)(ix) of the By-Laws is redesignated Paragraph (b)(viii) and is amended by deleting the phrases "or Seventh" and "Section 15."

          WHEREAS, Article III, Section 2 of the By-Laws provides for 18 directors, and the Board of the Directors desires to act with 12 directors;

          IT IS HEREBY RESOLVED that Article III, Section 2 is hereby amended so that the first sentence of the section reads as follows: "The authorized number of directors shall be twelve (12)."

Certified:
March 15, 1995
/s/Diane Mietzel
----------------
Diane Mietzel
Secretary

                             CERTIFICATE OF SECRETARY


     The undersigned hereby certifies as follows:


     1. I am the duly appointed and acting Secretary of California Bancshares, Inc. (the "Corporation").

     2. The resolutions attached to this Certificate have been duly adopted by a two-thirds majority of the Board of Directors as required by the By-Laws of the Corporation, are in full force and effect and have not been modified or rescinded as of the date of this Certificate.


          Dated: March 15, 1995.
                 --------------

                                             -----------------------------------
                                                  Secretary


                                                                         ANNEX D
                                     ANNEX D
                             SECRETARY'S CERTIFICATE

     The undersigned, Secretary of Northern California Community Bancorporation, Inc., hereby certifies that the following is a true and correct copy of certain amendments to the By-Laws of said corporation which were approved by the Board of Directors of said corporation on January 16, 1991 at a meeting duly held at which a quorum was present, and by the stockholders of said corporation on May 8, 1991 at a meeting duly held at which a quorum was present.

                               AMENDMENT OF BY-LAWS

1. Paragraph Sixth of Article III, Section I is hereby amended in its entirety to read as follows:

          "SIXTH, to appoint an executive committee (the "Executive Committee") and such other committees as the board of directors deems necessary or appropriate, and to delegate to the Executive Committee certain of the powers and authority of the board in the management of the business and affairs of the corporation, as provided and subject to the limitations set forth in Article III, Section 16 of these By-Laws. The proceedings of the Executive Committee shall be conducted as hereinafter provided in these By-Laws. The proceedings of any other committees appointed by the board of directors shall be conducted as prescribed by the board of directors."

2.   The following Paragraph Seventh is hereby appended to the end of
Article III, Section I (deleted in its entirety):


3. Article III, Section 2 is hereby amended in its entirety to read as follows:

   SECTION 2.  NUMBER OF DIRECTORS.

     The authorized number of directors shall be eleven (11).


4. Article III, Section 10 is hereby amended in its entirety to read as follows:

          "SECTION 10. QUORUM. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided."


5.   The following Sections 15, 16 and 17 are hereby appended to the end of
Article III:

          SECTION 16.  EXECUTIVE COMMITTEE.

               (A) POWERS AND AUTHORITY. The Executive Committee shall exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation, provided, however, that the Executive Committee shall not take any of the following actions unless the board of directors shall approve of such action in advance (such approval to be in accordance with Section 17 hereof):

                    (i) declare a dividend or authorize the issuance of stock;

                    (ii)   create any other committees;

                    (iii) nominate, appoint or remove any members of or fill any vacancies on the board or any other committee of the corporation or any of its subsidiaries;

                    (iv) fix or change the compensation of any Executive Officer (as defined below), director or committee member of the corporation or any of its subsidiaries;

Certified:
November 18, 1995
/s/ Diane Mietzel
-----------------
Diane Mietzel

                    (v) terminate or approve the employment of any Executive Officer of the corporation or any of its subsidiaries;

                    (vi) authorize the officers of the corporation to execute any agreement by or on behalf of the corporation other than in the ordinary course of business;

                    (vii) amend or repeal any resolution of the board which is by its terms not so amendable or repealable;

                    (viii) amend the By-Laws of the corporation;

                    (ix)   take any of the actions set forth in Article 111,
          Section 17 of the By-Laws; or

                    (x) terminate the engagement of the corporation's outside counsel or public accountants, or engage any new outside counsel or public accountants.


     Notwithstanding the foregoing, the board of directors, by resolutions adopted from time to time, may further limit or expand the power and authority of the Executive Committee as the board deems necessary appropriate or advisable. For purposes of this Section 16, "Executive Officer" shall be deemed to refer to (i) the following officers of the corporation: the president, chairman of the board, chief executive officer, chief financial officer, each executive vice president and each senior vice president; and (ii) the president of each subsidiary of the corporation.


          (B) NUMBER AND TERM OF MEMBERS. The Executive Committee shall be composed of six members, who shall be directors of the corporation. In the event of any amendment of the immediately preceding sentence to provide for a greater or lesser number of members on the Executive Committee, the authorized number of members shall continue to be an even number. The members of the Executive Committee shall be appointed for a term of two years. Each Executive Committee member shall hold office until the expiration of his term of office or until his earlier resignation or removal from the Executive Committee or from the board of directors.

               (C)  MEETINGS.    The Executive Committee shall be authorized to
     meet (i) in the period between the regularly scheduled meetings of the board of directors, (ii) at any time at the direction of the board of directors or (iii) at any other time upon a determination by the President or the Chairman of the Board of the corporation (which determination shall be conclusive and binding on the board) that a meeting is necessary or desirable when a meeting of the full board of directors is impractical. Meetings of the Executive Committee shall be called upon at least twenty-four (24) hours prior telephonic or written notice to the members thereof. Attendance by a member at an Executive Committee meeting shall constitute a waiver of notice of such meeting unless the member objects, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called.

               (D)  VOTING.   Every act or decision done or made by a majority
     of the number of members of the Executive Committee authorized in Article III, Section 16(B) hereof, at a meeting duly held at which a quorum is present, shall be regarded as the act of the Executive Committee.


               (E) QUORUM. A majority of the number of members of the Executive Committee authorized in Article III, Section 16(B) hereof shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided.


               (F) ADJOURNMENT. A majority of the members of the Executive Committee present at any meeting of the Executive Committee may adjourn to meet again at a stated day and hour.

               (G) MINUTES: DELIVERY OF MINUTES TO BOARD. The proceedings of the Executive Committee shall be memorialized by written minutes which shall be taken by a member of the Executive Committee. The minute book of the Executive Committee shall be held by the Secretary of the corporation. Within five business days after any meeting of the Executive Committee, a copy of the minutes of such meeting shall be deposited in the United States mail, postage prepaid, for delivery to each member of the board of directors, addressed to each director at his address as it is shown upon the records of the corporation.

               (H) WRITTEN CONSENT. Any action required or permitted to be taken by the Executive Committee pursuant to these Bylaws may be taken without a meeting if all members of the Executive Committee shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Executive Committee and shall have the same force and effect as a unanimous vote of such directors.

          SECTION 17.  VOTING BY BOARD.

               (A) MAJORITY VOTE. Except as provided in section 17(13) hereof, every act or decision done or made by the board shall require the approval of a majority of the directors present at a meeting duly held at which a quorum is present.


               (B) SUPERMAJORITY REQUIREMENT. Notwithstanding the foregoing, the board shall take no action with regard to the following matters unless such action has been approved by at least two-thirds of the authorized number of directors at a meeting duly held:

                    (i)    amend the Certificate  of  Incorporation;

                    (ii)   adopt an agreement of merger or consolidation;

                    (iii) recommend to the stockholders, or adopt any agreement for, the sale, lease, assignment, encumbrance, or other disposition of all or substantially all of the corporation's property or assets;

                    (iv) recommend to the stockholders a dissolution of the corporation or a revocation of dissolution;

                    (v) take any action to create, relocate or terminate the operations of any subsidiary, banking office or branch, or form any new subsidiary or affiliated entity;

                    (vi) make any change in the authorized, issued or outstanding capital stock; except for (X) issuances of capital stock pursuant to the exercise of options authorized by the board, the Dividend Reinvestment Plan or other employee stock purchase or incentive plans; (Y) one or more issuances of capital stock which, taken together, do not exceed twenty percent (20%) of the capital stock outstanding at the time of the first such issuance; and (Z) one or more redemptions of capital stock which, taken together, do not exceed two percent (2%) of the capital stock outstanding at the time of the first such redemption;

                    (vii)  the removal of any member of the Executive
          Committee; or

                    (viii) the amendment or deletion of the following provisions of Article III of these By-Laws: Paragraph Sixth of Section 1; the second sentence of Section 2; Section 16; or this Section 17.


7. Except as hereby amended, the By-Laws of Northern California Community Bancorporation, Inc. shall remain in full force and effect.




Date:  March 15, 1995                             ------------------------
       --------------                             Diane Mietzel, Secretary